EXHIBIT 99.1

BJ's Restaurants, Inc. to Present at January Investor Conferences and Provides a Business Update

HUNTINGTON BEACH, Calif., Jan. 7, 2010 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) will be presenting at two investor conferences during the month of January, as follows:

 * Cowen and Company's 8th Annual Consumer Conference at the Westin
   Times Square, New York, NY.  The Company's presentation will begin at approximately 10:30am (Eastern) on Monday, January 11, 2010.

 * 12th Annual ICR XChange at the St. Regis Monarch Beach, Dana Point,
   CA.  The Company's presentation will begin at approximately 8:15am
   (Pacific) on Thursday, January 14, 2010.

Both presentations will be broadcast live over the Internet. Interested parties may listen to the presentations at the Company's website located at http://www.bjsrestaurants.com. The presentation can be accessed by clicking on the "Investors" link from the Company's home page followed by the "Presentation" link. An archive of the presentation will be available following the live presentation for 30 days.

The Company also reported preliminary, unaudited revenues for the fourth quarter of fiscal 2009 that ended on Tuesday, December 29, 2009. When compared to the same quarter of fiscal 2008 that ended on Tuesday, December 30, 2008, revenues for the fourth quarter increased approximately 13.4% to $112.6 million compared to $99.3 million for the same quarter last year. Comparable restaurant sales decreased approximately 0.2% during the fourth quarter, compared to a decrease of 0.7% during the same quarter last year.

For the full fiscal year of 2009, revenues increased approximately 14.1% to $426.7 million compared to $374.1 million for fiscal 2008. Comparable restaurant sales decreased approximately 0.8% during fiscal 2009, compared to a decrease of 0.3% during fiscal 2008. As in prior years, final financial results for the fourth quarter of fiscal 2009 are currently expected to be released in mid-February 2010 after the completion of the Company's annual independent audit.

"Our restaurant operators, brewers and field supervision/home office support teams worked very effectively throughout 2009 to maintain BJ's forward momentum during one of the toughest years ever for the restaurant industry," commented Jerry Deitchle, Chairman and CEO. "Despite the fact that 50 of our 71 comparable restaurants for the fourth quarter of 2009 are located in states that have unemployment rates above the national average, BJ's was able to retain over 99% of our comparable restaurant sales during the quarter, and also for the full year. We believe this is a strong testament to the success of our ongoing strategy to continually invest in the core of our restaurant operations, in good times and in tough times, to further improve their overall quality, differentiation, energy and value for the casual dining consumer.

"While we continue to expect the national economy to remain difficult for consumers during 2010, we also remain very confident in BJ's ability to continue to achieve market share gains in the estimated $80 billion casual dining segment of the restaurant industry," said Deitchle. "We expect to open as many as 10 to 11 new restaurants during 2010 and have targeted an approximate 13% increase in our total restaurant operating weeks for the coming year. We believe BJ's is one of just a few publicly-held casual dining restaurant companies to achieve double-digit capacity growth during 2009, and that also plans to achieve that level of growth during 2010." Investors are reminded that the actual number and timing of new restaurant openings for any given period is subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

The Company also announced that it reached a settlement for the full liquidation of its auction rate securities (ARS) investment portfolio with its former broker-dealer for the portfolio. Under the terms of the settlement, the Company received approximately $27.4 million in cash (including accrued interest) in exchange for its entire remaining ARS investment portfolio. In addition, the settlement provides the Company with certain options and the potential for additional recoveries, depending upon the performance of the ARS market during the next three years. As a result of the settlement, the Company preliminarily expects to record an after-tax loss on the disposition of its ARS investment portfolio of approximately $1.3 million or $0.05 per diluted share during the quarter ended December 29, 2009. This loss will be in addition to an estimated $500,000 of pre-tax, non-recurring legal and related expenses associated with negotiating and documenting the settlement, which the Company previously disclosed. As of this date, the amounts for losses and expenses are preliminary estimates and are subject to final analysis and documentation. "We believe this settlement favorably resolves a significant uncertainty and places our Company in a much improved short-term liquidity position," commented Greg Levin, the Company's Executive Vice President and Chief Financial Officer.

The Company also announced that it has filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission ("SEC") on January 7, 2010. "Although we do not have any immediate plans to raise capital, we anticipate that this registration statement will provide us with additional financial flexibility to quickly access capital markets as we continue to execute our national expansion plan," said Deitchle. "We believe the flexibility and efficiency that is provided by the increasingly common and proactive shelf registration process will be of significant benefit to the Company." When declared effective by the SEC, the shelf registration statement will permit the Company to raise capital from time to time through the offer and sale of various types of securities not to exceed an aggregate value of $75 million. The Company does not have any current intentions or commitments to sell securities and the shelf registration statement and the terms of any future offering would be established at the time of such offering subject to market conditions. Any offering of securities covered by the shelf registration statement will be made only by means of a written prospectus and prospectus supplement. In addition, the Form S-3 also includes the registration of 3,801,730 shares of common stock previously acquired by certain shareholders from the Company in various transactions several years ago. The Company is also registering these shares to fulfill its contractual obligations under a registration rights agreement with those shareholders.

The Company's shelf registration statement has been filed with the SEC but has not yet become effective. The securities registered may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offering by the Company of the securities covered by the registration statement will only be by means of a prospectus and an accompanying prospectus supplement.

BJ's Restaurants, Inc. currently owns and operates 92 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (49), Texas (16), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 49 of our current 92 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT:  BJ's Restaurants, Inc.
          Greg Levin
          (714) 500-2400